Exhibit 10.1

AMERICAN WATER WORKS COMPANY, INC.

2017 OMNIBUS EQUITY COMPENSATION PLAN

STOCK UNIT GRANT

This STOCK UNIT GRANT, dated as of May 12, 2021 (the “Date of Grant”), is delivered by American Water Works Company, Inc. (the “Company”) to ________________ (the “Participant”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined to grant each non-employee director of the Company on the date of the Company’s 2021 Annual Meeting of Shareholders a stock unit grant that will be converted to shares of common stock of the Company, par value $0.01 per share, (the “Company Stock”) at a later date;
WHEREAS, the Participant is a non-employee director on the Board; and
WHEREAS, the Board has determined that the stock unit grant granted to the Participant shall be issued under the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”) and the terms and conditions of such stock unit shall be memorialized in this grant (the “Grant”).
NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:
1.Grant of Stock Units. Subject to the terms and conditions set forth in this Grant and the Plan, the Company hereby grants to the Participant _______ units (the “Stock Units”). Each Stock Unit shall be a phantom right and shall be equivalent to one share of Company Stock on the applicable distribution date, as described in Paragraph 4 below.
2.Stock Unit Account. The Company shall establish and maintain a Stock Unit account as a bookkeeping account on its records (the “Stock Unit Account”) for the Participant and shall record in such Stock Unit Account the number of Stock Units granted to the Participant. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this grant or the Stock Unit Account established for the Participant.
3.Vesting. The Participant shall be fully vested in the Stock Units credited to the Participant’s Stock Unit Account pursuant to this Grant on the Date of Grant.
4.Distribution. The Stock Units shall be converted to shares of Company Stock and distributed by the Company within thirty (30) days following the earlier of (i) August 12, 2022 (the “Specified Date”) (or, if applicable, the Deferred Date, as defined in Paragraph 5 below), (ii) the Participant’s separation from service (within the meaning of section 409A of the Internal

Revenue Code of 1986, as amended (the “Code”)) with the Company (the “Separation from Service Date”), or (iii) the date of a Change of Control (as defined below) (the “Change of Control Date”). At the time of distribution, all Stock Units shall be converted to an equivalent number of shares of Company Stock, and the Participant shall receive a single distribution of such shares of Company Stock, which shall be issued under the Plan. For purposes of this Grant, the term “Change of Control” shall have the same meaning as such term is defined in the Plan, except that a Change of Control shall not be deemed to have occurred for purposes of this Grant unless the event constituting the Change of Control constitutes a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Code and its corresponding regulations.
5.Deferrals. The Participant may make an irrevocable election to defer the Specified Date (or further defer the Deferred Date (as defined below), if applicable) of all of the Stock Units, plus dividend equivalents earned on such Stock Units as described in Paragraph 6 below, to a later date, provided that (i) the election shall not take effect until at least twelve (12) months after the date on which the election is made, (ii) the deferred Specified Date cannot be earlier than five (5) years from the original Specified Date under Paragraph 4 (or five (5) years from the applicable Deferred Date, if a subsequent deferral of a Deferred Date is being made), and (iii) the election must be made no less than twelve (12) months prior to the date of the Specified Date (or twelve (12) months prior to the previously applicable Deferred Date, if a subsequent deferral of a Deferred Date is being made). To defer the Specified Date, the Participant must elect to defer 100% of the Stock Units, including corresponding dividend equivalents, granted to the Participant under this Grant and complete the deferral election form provided to the Participant, in the form attached hereto as Exhibit A or as may subsequently modified in the discretion of the Board. If the Participant desires to make a further deferral, the Participant must make such election on a separate form provided for such purpose. Any such election shall be made in accordance with section 409A of the Code and any corresponding guidance and regulations issued under section 409A of the Code. Notwithstanding a Participant’s election pursuant to this Paragraph, if the Separation from Service Date or Change of Control Date occurs prior to the Deferred Date, the distribution of the Participant’s Stock Units, plus corresponding dividend equivalents, will be made as a result of the occurrence of the Separation from Service Date or Change of Control Date, whichever is earlier. If a Specified Date is delayed one or more times pursuant to this Paragraph 5, the new Specified Date shall be referred to as the “Deferred Date.”
6.Dividend Equivalents. Until the earlier of the Specified Date (or the Deferred Date, if elected), Separation from Service Date or Change of Control Date, if any dividends are paid with respect to the shares of Company Stock, the Company shall credit to a dividend equivalent account (the “Dividend Equivalent Account”) the value of the dividends that would have been distributed if the Stock Units credited to the Participant’s Stock Unit Account as of the date of payment of any such dividend were shares of Company Stock. At the same time that the Stock Units are converted to shares of Company Stock and distributed to the Participant, the Company shall pay to the Participant in a lump sum cash equal to the value of the dividends credited to the Participant’s Dividend Equivalent Account. No interest shall accrue on any dividend equivalents credited to the Participant’s Dividend Equivalent Account.

7.Change of Control. Except as set forth above, the provisions set forth in the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the Stock Units, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Code.
8.Acknowledgment by Participant. By accepting this Grant, the Participant acknowledges that with respect to any right to distribution pursuant to this Grant, the Participant is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Participant hereby covenants for himself or herself, and anyone at any time claiming through or under the Participant, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Participant also hereby agrees to be bound by the terms and conditions of the Plan and this Grant. The Participant further agrees to be bound by the determinations and decisions of the Board with respect to this Grant and the Plan and the Participant’s rights to benefits under this Grant and the Plan, and agrees that all such determinations and decisions of the Board shall be binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under this Grant and the Plan on behalf of the Participant.
9.Restrictions on Issuance or Transfer of Shares of Company Stock.
(a)The obligation of the Company to deliver shares of Company Stock upon the distribution of the Stock Units shall be subject to the condition that shares of Company Stock be qualified for listing on the New York Stock Exchange or another securities exchange and be registered under the Securities Act of 1933, as amended, and that any consent or approval of any governmental regulatory body that is necessary to issue shares of Company Stock has been so obtained, and that shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares of Company Stock and the payment of cash to the Participant pursuant to this Grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
(b)As a condition to receive any shares of Company Stock upon conversion of the Stock Units, the Participant agrees:
(i)to be bound by, and to comply with, the Company’s policies and practices (as they may be in effect from time to time) regarding the restrictions or limitations on the transfer of such shares, and understands that the Participant may be restricted or prohibited at any time and from time to time from selling, transferring, pledging, donating, assigning, margining, mortgaging, hypothecating or otherwise encumbering the shares in accordance with such policies and practices, including without limitation the Company’s Insider Trading and Prohibited Transactions Policy and its Personal Securities Trading and Preclearance Practice; and
(ii)that the shares of Company Stock obtained by the Participant upon the distribution of the Stock Units shall not be transferred or disposed of by any means until the Participant owns enough shares of Company Stock, or shares underlying stock units convertible into shares of Company Stock, or time-based restricted Company Stock, to meet or exceed five (5) times the Participant’s annual cash retainer, which ownership requirement must be satisfied by the fifth (5th) anniversary of the Participant’s commencement of service as a director on the Board.
10.Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Grant and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Grant, capitalized terms used in this Grant shall have the meanings set forth in the Plan. This Grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares of Company Stock, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe this Grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Participant’s acceptance of this Grant is the Participant’s agreement to be bound by the interpretations and decisions of the Board with respect to this Grant and the Plan.
11.No Rights as Shareholder. The Participant shall not have any rights as a shareholder of the Company, including the right to any cash dividends (except with respect to the dividend equivalent rights provided in Paragraph 6), or the right to vote, with respect to any Stock Units.
12.No Rights to Continued Service. This Grant shall not confer upon the Participant any right to be retained in the service of the Employer (as defined in the Plan) and shall not interfere in any way with the right to terminate the Participant’s service at any time. The right to terminate at will the Participant’s service at any time for any reason is specifically reserved.
13.Assignment and Transfers. No Stock Units or dividend equivalents awarded to the Participant under this Grant may be transferred, assigned, pledged, or encumbered by the Participant and the Stock Units and dividend equivalents shall be distributed during the lifetime of the Participant only for the benefit of the Participant. Any attempt to transfer, assign, pledge, or encumber the Stock Units or dividend equivalents under this Grant by the Participant shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Grant may be assigned by the Company without the Participant’s consent.
14.Withholding. To the extent required by applicable law, the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the Grant, vesting or distribution of the Stock Units and dividend equivalents.

15.Effect on Other Benefits. The value of shares of Company Stock and dividend equivalents distributed with respect to the Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Employer. Neither shall such value be considered part of the Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.
16.Applicable Law. The validity, construction, interpretation and effect of this Grant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
17.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company’s corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by facsimile, e-mail or other electronic means (with confirmation of receipt to be made by any oral, electronic or written means), or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
18.Section 409A of the Code.
(a)This Grant is intended to comply with the requirements of section 409A of the Code and shall be interpreted and administered to avoid any penalty sanctions under section 409A of the Code. If any distribution cannot be provided or made at the time specified herein or as elected by the Participant, then such distribution shall be provided in full at the earliest time thereafter when such sanctions cannot be imposed. Except according to a valid election made pursuant to Paragraph 5 above, in no event may the Participant designate the calendar year of distribution.
(b)Notwithstanding any provision to the contrary in this Grant, if any of the distributions under this Grant are payable to the Participant upon separation from service (within the meaning of section 409A of the Code) from the Employer, then if at the time of the Participant’s separation from service the Participant is a “specified employee” (as such term is defined in section 409A(2)(B)(i) of the Code and its corresponding regulations) as determined by the Company (or any successor thereto) in its sole discretion in accordance with its specified employee determination policy, then all distributions to the Participant pursuant to this Grant shall be postponed for a period of six (6) months following the Participant’s separation from service from the Employer. The postponed amounts shall be distributed to the Participant in a lump sum within thirty (30) days after the date that is six (6) months following the Participant’s separation from service from the Employer. If the Participant dies during such six (6)-month period and prior to the distribution of the postponed amounts hereunder, the amounts delayed on account of section 409A of the Code shall be distributed to the personal representative of the Participant’s estate within sixty (60) days after the date of the Participant’s death, and any amounts not delayed shall be distributed to the personal representative of the Participant’s estate in accordance with the terms of this Grant.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant, effective as of the Date of Grant.

AMERICAN WATER WORKS COMPANY, INC.

By: Walter Lynch
Its: President and CEO

EXHIBIT A

SUBSEQUENT DEFERRAL ELECTION FORM

PART A. TIME OF DISTRIBUTION

I, _______________________, (the “Participant”) hereby irrevocably elect to have all of the Stock Units, plus corresponding dividend equivalents, (the “Deferred Units”) granted to me pursuant to the Stock Unit Grant, dated as of May 12, 2021, (the “Grant”) under the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”) that would have been distributed by American Water Works Company, Inc. to me on the Specified Date (as defined in the Grant), instead be distributed to me on the deferred date designated below (the “Deferred Date”), which date must be at least five (5) years later than the Specified Date, and this election is at least twelve (12) months prior to the Specified Date (to make this deferral election you must defer all of the Stock Units, plus corresponding dividend equivalents, granted to you pursuant the Grant, meaning there is no partial deferral):

Number of Stock Units, and Dividend Equivalents, to be Further Deferred (All Must Be Deferred)	Original Specified Date (Election Must Be Made at Least 12 Months Prior to the Specified Date)	Deferred Date (Must be a date that is at least 5 years later than the Original Specified Date)
100%	August 12, 2022

PART B. ACKNOWLEDGMENT

I understand and expressly agree that (i) the Deferred Date for the Deferred Units shall be the date I specified in Part A above (which is a date that is at least five (5) years later than the original Specified Date), and (ii) I will not be entitled to receive distribution of the Deferred Units on an earlier date, except in the event that the Separation from Service Date (as defined in the Grant) or the Change of Control Date (as defined in the Grant) occurs prior to the Deferred Date. I also understand and expressly agree that this deferral election is irrevocable, is being made at least twelve (12) months prior to the original Specified Date, and shall not take effect until twelve (12) months after the date on which I make this election. I further understand and agree that the terms and conditions of the Grant and the Plan are hereby incorporated into this form. Lastly, I understand and agree that this deferral election applies to 100% of the Stock Units, and corresponding dividend equivalents, granted to me pursuant to the Grant.

PARTICIPANT SIGNATURE

Participant: _____________________            Date: _____________

Receipt Acknowledged:

By: __________________

Title: _________________                Date: _________________

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